As filed with the Securities and Exchange Commission on May __, 2004

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARTIN MARIETTA MATERIALS, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	56-1848578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2710 Wycliff Road
Raleigh, North Carolina 27607
(Address of Principal Executive Offices)

Amended and Restated Martin Marietta Materials, Inc.
Common Stock Purchase Plan for Directors

Martin Marietta Materials, Inc. Performance Sharing Plan

Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees

Martin Marietta Materials, Inc. Southwest Division 401(k) Plan

(Full Title of the Plans)

Roselyn R. Bar
Vice President, General Counsel and Secretary
Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607
(919) 781-4550
(Name and Address, and Telephone Number, including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed
Title of Each Class		Offering	Maximum	Amount of
of Securities to be	Amount to be	Price per	Aggregate	Registration
Registered	Registered (1)	Share (2)	Offering Price (2)	Fee
Common Stock, $.01 par value per share	2,200,000 shares	$41.79	$91,938,000	$11,648.54

(1) Represents 200,000 additional shares of common stock of Martin Marietta Materials, Inc. (the “Company”) issuable pursuant to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors (the “Directors Plan”) and 2,000,000 additional shares of common stock of Martin Marietta Materials, Inc. issuable pursuant to the Martin Marietta Materials, Inc. Performance Sharing Plan, Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees, and Martin Marietta Materials, Inc. Southwest Division 401(k) Plan (collectively the
“401(k) Plans”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plans.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act.

INCORPORATION BY REFERENCE

     This Registration Statement registers 200,000 additional shares of common stock of the Company under the Directors Plan, for which shares have previously been registered on Form S-8 (Registration Nos. 333-15429 and 333-85608) (the “Prior Directors Plan Registration Statements”). This Registration Statement also registers 2,000,000 additional shares of common stock of the Company under the 401(k) Plans, and an indefinite amount of interests to be offered or sold pursuant to the 401(k) Plans, for which shares and interests have previously been registered on Form S-8 (Registration Nos. 333-15429 and 333-37886) (the “Prior 401(k) Plans Registration Statements” and collectively with the Prior Directors Plan Registration Statements, the “Prior Registration Statements”). The contents of the Prior Registration Statements, including all amendments, attachments, and exhibits thereto, are hereby incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 25th day of May, 2004.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ Roselyn R. Bar

Roselyn R. Bar
Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act, the Benefit Plan Committee, the administrative committee of the Martin Marietta Materials, Inc. Performance Sharing Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 25th day of May, 2004.

MARTIN MARIETTA MATERIALS, INC. PERFORMANCE SHARING PLAN

BY:	MARTIN MARIETTA MATERIALS, INC., as Plan Administrator

	BY:	THE BENEFIT PLAN COMMITTEE, acting on behalf of the Plan Administrator

	By:	/s/ Janice K. Henry

A member of the Benefit Plan Committee

     Pursuant to the requirements of the Securities Act, the Benefit Plan Committee, the administrative committee of the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 25th day of May, 2004.

MARTIN MARIETTA MATERIALS, INC. SAVINGS AND INVESTMENT PLAN FOR HOURLY EMPLOYEES

BY:	MARTIN MARIETTA MATERIALS, INC., as Plan Administrator

	BY:	THE BENEFIT PLAN COMMITTEE, acting on behalf of the Plan Administrator

	By:	/s/ Janice K. Henry

A member of the Benefit Plan Committee

     Pursuant to the requirements of the Securities Act, the Benefit Plan Committee, the administrative committee of the Martin Marietta Materials, Inc. Southwest Division 401(k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 25th day of May, 2004.

MARTIN MARIETTA MATERIALS, INC. SOUTHWEST DIVISION 401(k) PLAN

BY:	MARTIN MARIETTA MATERIALS, INC., as Plan Administrator

	BY:	THE BENEFIT PLAN COMMITTEE, acting on behalf of the Plan Administrator

	By:	/s/ Janice K. Henry

A member of the Benefit Plan Committee

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Roselyn R. Bar and M. Guy Brooks, III and each of them, their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, each with full power of substitution to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen P. Zelnak, Jr. Stephen P. Zelnak, Jr.	Chairman of the Board, President and Chief Executive Officer	May 25, 2004
/s/ Janice K. Henry Janice K. Henry	Senior Vice President and Chief Financial Officer	May 25, 2004
/s/ Anne H. Lloyd Anne H. Lloyd	Vice President and Chief Accounting Officer	May 25, 2004
/s/ Marcus C. Bennett Marcus C. Bennett	Director	May 25, 2004
/s/ Sue W. Cole Sue W. Cole	Director	May 25, 2004
/s/ William E. McDonald William E. McDonald	Director	May 25, 2004
/s/ Dennis L. Rediker Dennis L. Rediker	Director	May 25, 2004
/s/ James M. Reed James M. Reed	Director	May 25, 2004

Signature	Title	Date
/s/ William B. Sansom William B. Sansom	Director	May 25, 2004

INDEX TO EXHIBITS

Exhibit No.		Page
5.	Opinion of Robinson Bradshaw & Hinson, P.A. to the legality of securities issuable under the Directors Plan and the 401(k) Plans.

23.1	Consent of Ernst & Young LLP, Independent Auditors for Martin Marietta Materials, Inc. and consolidated subsidiaries.

23.2	Consent of Robinson Bradshaw & Hinson, P.A. (included in Exhibit 5).

24.	Powers of Attorney (included on signature page).